Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

YETI HOLDINGS, INC.

Article III	OFFICERS	14

3.1	Titles	14
3.2	Appointment	14
3.3	Qualification	14
3.4	Tenure	14
3.5	Resignation and Removal	44
3.6	Vacancies	14
3.7	President; Chief Executive Officer	14
3.8	Vice Presidents	14

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TABLE OF CONTENTS

(continued)

Page

3.9	Secretary and Assistant Secretaries	15
3.10	Chief Financial Officer	15
3.11	Treasurer and Assistant Treasurers	15
3.12	Salaries	16
3.13	Delegation of Authority	16

Article IV	CAPITAL STOCK	16

4.1	Issuance of Stock	16
4.2	Uncertificated Shares; Stock Certificates	16
4.3	Transfers	17
4.4	Lost, Stolen or Destroyed Certificates	17
4.5	Record Date	18
4.6	Regulations	18

Article V	GENERAL PROVISIONS	18

5.1	Fiscal Year	18
5.2	Corporate Seal	18
5.3	Waiver of Notice	18
5.4	Voting of Securities	19
5.5	Execution of Corporate Contracts and Instruments	19
5.6	Electronic Signatures, etc.	19
5.7	Evidence of Authority	19
5.8	Certificate of Incorporation	19
5.9	Severability	19
5.10	Electronic Transmission	19
5.11	Construction	19

Article VI	AMENDMENTS	20

Article VII	INDEMNIFICATION AND ADVANCEMENT	20

7.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	20
7.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	20
7.3	Authorization of Indemnification	21
7.4	Good Faith Defined	21
7.5	Right of Claimant to Bring Suit	21
7.6	Expenses Payable in Advance	22
7.7	Nonexclusivity of Indemnification and Advancement of Expenses	22
7.8	Insurance	22
7.9	Certain Definitions	22
7.10	Survival of Indemnification and Advancement of Expenses	23
7.11	Limitation on Indemnification	23
7.12	Contract Rights	23
7.13	Indemnification of Employees and Agents of the Corporation	23

Article VIII	FORUM SELECTION	24

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Article I

STOCKHOLDERS

1.1            Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of YETI Holdings, Inc. (the “Corporation”), the Chief Executive Officer or the Chair of the Board or, if not so designated, at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

1.2            Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chief Executive Officer or the Chair of the Board. The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3            Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chief Executive Officer or the Chair of the Board, and may not be called by any other person or persons. The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4            Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.5            Voting List. The Corporation shall prepare, no later than ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6            Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7            Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the Board, by the chair of the meeting or, if directed to be voted on by the chair of the meeting, by the stockholders having a majority in voting power of the shares of stock of the Corporation present or represented at the meeting and entitled to vote thereon, although less than a quorum. When a meeting of stockholders is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, (c) set forth in the notice of meeting given in accordance with this Article I or (d) are provided in any other manner permitted by the DGCL. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8            Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which color shall be reserved for the exclusive use of the Board.

1.9            Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by express provision of applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

1.10           Notice of Stockholder Business and Nominations.

(A)            Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in this Section 1.10. The number of nominees a stockholder may nominate for election at an annual meeting of stockholders shall not exceed the number of directors to be elected at such annual meeting.

For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with Section 1.12 of these Bylaws and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary in accordance with Section 1.12 of these Bylaws at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th ) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper form for purposes of this Section 1.10, such stockholder’s notice shall set forth:

(a)	as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, (ii) such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card as a nominee of the stockholder and to serving as a director if elected, (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to clause (b) of paragraph (A)(2) of this Section 1.10 if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (iv) a completed written questionnaire (in the form provided by the Secretary upon written request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (v) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(b)	as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons with whom such stockholder or beneficial owner, if any, has any agreement, arrangement or understanding in connection with such proposal and (v) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and

(c)	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), and a representation that the stockholder will notify the Corporation in writing of the class or series and number of such shares owned by such stockholder and beneficial owner as of the record date for determination of stockholders entitled to vote at the meeting no later than the close of business on the fifth (5th) business day following the record date for determination of stockholders entitled to vote at the meeting (provided that if such date is after the date of the meeting, not later than the close of business on the day prior to the meeting), (iii) a description of any agreement, arrangement or understanding, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder and/or beneficial owner) with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the close of business on the fifth (5th) business day following the record date for determination of stockholders entitled to vote at the meeting (provided that if such date is after the date of the meeting, not later than the close of business on the day prior to the meeting), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the close of business on the fifth (5th) business day following the record date for determination of stockholders entitled to vote at the meeting (provided that if such date is after the date of the meeting, not later than the close of business on the day prior to the meeting), (v) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the notice pursuant to which such stockholder and/or beneficial owner has or shares a right to vote, or direct any third party to vote, any shares of capital stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing no later than the close of business on the fifth (5th) day following the record date for determination of stockholders entitled to vote at the meeting (provided that if such date is after the date of the meeting, not later than the close of business on the day prior to the meeting) of any proxy, agreement, arrangement, understanding or relationship of this nature in effect as of the record date for the meeting, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting upon such business or nomination, as the case may be, and that such stockholder, or its qualified representative, intends to appear in person or by proxy at the meeting to propose such business or nomination, (vii) in the case of a nomination, the information required to be included in a notice to the Corporation required by paragraph (b) of Rule 14a-19 promulgated under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees, (viii) a representation whether the stockholder or the beneficial owner, if any, (A) will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(1) with respect to such proposal or nomination and, if so, the name of each participant (as defined in Exchange Act Schedule 14A)) in such solicitation and the amount of the cost of the solicitation that has been and will be borne (directly or indirectly) by each participant in such solicitation, and (B) intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or, in the case of a nomination, of at least the percentage of the Corporation’s outstanding capital stock as required by Rule 14a-19 and/or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. The foregoing notice requirements of this paragraph (A) of this Section 1.10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The Board may also require any proposed nominee for election to submit to interviews with members of the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board or any committee thereof.

(2)            Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event, however, may the number of nominees a stockholder may nominate for election at any such special meeting of stockholders exceed the number of directors to be elected at such special meeting. In addition, in no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)            General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(viii) of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder does not provide the information with respect to which such stockholder represented, pursuant to the provisions of this Section 1.10, it would notify the Corporation in writing no later than the close of business on the fifth (5th) business day following the record date for determination of stockholders entitled to vote at the meeting (or, if such date is after the date of the meeting, not later than the close of business on the day prior to the meeting) or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders prior to presenting such nomination or business at such meeting.

(2)            For purposes of this Section 1.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)            Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate paragraph of (A)(1), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Further, notwithstanding the provisions of this Section 1.10, unless otherwise required by law, (i) a stockholder shall not solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act, if applicable, in connection with the solicitation of such proxies and (ii) if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the nomination of each proposed nominee of such stockholder shall be disregarded, notwithstanding that proxies or votes in respect to the election of the proposed nominees of such stockholder may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

1.11           Conduct of Meetings.

(A)            Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(B)            The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to postpone, convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair should so determine, the chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(C)            The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(D)            In advance of any meeting of stockholders, the Board, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

1.12           Delivery to the Corporation.

Whenever this Article I requires one or more persons (including a record or beneficial owner of capital stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered to the principal executive offices of the Corporation exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, except as permitted in Section 1.8 of these Bylaws, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article I.

1.13           Notice to Stockholders.

Whenever notice is required by the DGCL, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given by mail, or by other means of written communication or electronic transmission, addressed to the stockholder at such stockholder’s address or electronic mail address, as applicable, as it appears on the records of the Corporation or as given by such person to the Corporation for the purpose of notice and shall be given: (a) if mailed, when such notice is deposited in the United States mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such person’s address; or (c) if given by electronic mail, when directed to such person’s electronic mail address unless such person has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL, the Certificate of Incorporation or these Bylaws. A notice to a stockholder by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under the DGCL, the Certificate of Incorporation or these Bylaws shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and shall be deemed given as provided in Section 232(c) of the DGCL. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notice to a stockholder shall also be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Article II

DIRECTORS

2.1            General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2            Number, Election and Qualification. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3            Chair of the Board; Vice Chair of the Board. The Board may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board and, if the Chair of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board. The Chair of the Board shall preside at all meetings of the Board at which he or she is present. If the Chair of the Board is not present at a meeting of the Board, the Vice Chair of the Board, if any, shall preside at such meeting, and, if the Vice Chair in not present at such meeting (or if the Board does not have a Vice Chair), the Chief Executive Officer shall preside at such meeting unless a majority of the directors present at such meeting shall elect one (1) of their other members to preside.

2.4            Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a newly created directorship shall hold office for the full term of the class in which the newly created directorship was created. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

2.5            Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that the term of each director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal. A director elected or appointed to fill a newly created directorship or a vacancy shall serve for the term provided in Sections 2.4 or 2.9, as applicable.

2.6            Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the whole Board shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.7            Action at Meeting. Every act or decision done or made by the affirmative vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation.

2.8            Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation.

2.9            Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

2.10            Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal executive offices or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

2.11            Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.12            Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.13           Notice of Special Meetings. Notice of the date, place, if any, the means of remote communications, if any, and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by first-class mail or reputable overnight courier, addressed to such director at his or her last known business or home address at least seventy-two (72) hours in advance of the meeting, or (c) by sending written notice by means of electronic transmission (including, without limitation, electronic mail or calendar invitation by electronic invitation) directed to an address for receipt by such director of electronic transmissions as it appears on the records of the Corporation or is given by such person to the Corporation for the purpose of notice at least twenty-four (24) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.14            Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.15           Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission. Any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After any such action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee thereof in the same paper or electronic form as the minutes are maintained.

2.16           Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.17           Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board or any committee thereof as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

Article III

OFFICERS

3.1            Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Chief Financial Officers, Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.

3.2            Appointment. The officers of the Corporation shall be appointed by the Board; provided, however, that the Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the term and duties of any officer provided for in the final sentence of Section 3.1.

3.3            Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4            Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly appointed and qualified, unless a different term is specified in the resolution appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5            Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal executive offices or to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board at which a quorum is present or by any officer to whom such authority has been delegated pursuant to Section 3.2.

3.6            Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly appointed and qualified, or until such officer’s earlier death, resignation, disqualification or removal.

3.7            President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President, if any, shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8            Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

3.9            Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

The chair of any meeting of the Board or of stockholders may designate a temporary secretary to keep a record of any meeting.

3.10           Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of Chief Financial Officer, including without limitation the duty and power to keep and maintain, or shall cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are required to be sent to them by law or by these Bylaws.

The Assistant Financial Officers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Financial Officer, the Assistant Financial Officer (or if there shall be more than one, the Assistant Financial Officers in the order determined by the Board) shall perform the duties and exercise the powers of the Chief Financial Officer.

3.11           Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board, the Chief Executive Officer or the Chief Financial Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

3.12           Salaries. Officers (as defined under Section 16(a) of the Exchange Act) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or by a committee of the Board. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation.

3.13           Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Article IV

CAPITAL STOCK

4.1            Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

4.2            Uncertificated Shares; Stock Certificates. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated. In the event the Board elects to provide in a resolution that certificates shall be issued to represent some or all shares of any or all classes or series of capital stock of the Corporation, every holder of such shares shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in the name of the Corporation by any two authorized officers of the Corporation in a manner that complies with Section 158 of the DGCL, and each of the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, the Chief Financial Officer, an Assistant Financial Officer, the Treasurer or an Assistant Treasurer are duly authorized to sign such certificates by, or in the name of, the Corporation, unless otherwise expressly provided in the resolution of the Board appointing such officer.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3            Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4            Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.5            Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

4.6            Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

Article V

GENERAL PROVISIONS

5.1            Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall be the 52- or 53-week period that ends on the Saturday closest in proximity to December 31, such that each quarterly period will be 13 weeks in length, during a 53-week period when the fourth quarter will be 14 weeks.

5.2            Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3            Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4            Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

5.5            Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

5.6            Electronic Signatures, etc.. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

5.7            Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.8            Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

5.9            Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.10           Electronic Transmission. For purposes of these Bylaws, the terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” shall have the meanings ascribed thereto in the DGCL.

5.11           Construction. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Article VI

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders only as expressly provided in the Certificate of Incorporation.

Article VII

INDEMNIFICATION AND ADVANCEMENT

7.1            Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or an officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

7.2            Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or an officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery in the State of Delaware or such other court shall deem proper.

7.3            Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or Section 7.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

7.4            Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.1 or 7.2, as the case may be.

7.5            Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 7.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 7.1 or 7.2 of this Article VII is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation, or (ii) twenty (20) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. In any action brought to enforce a right to indemnification hereunder (but not in an action brought to enforce a right to an advancement of expenses) it shall be a defense that the claimant has not met any applicable standard of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part in any such suit, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

7.6            Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses by the Corporation as authorized in this Article VII.

7.7            Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 7.11, indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

7.8            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such expense, liability or loss under the provisions of this Article VII.

7.9            Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10            Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11           Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board.

7.12           Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

7.13           Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Article VIII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery in the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owned by any current or former stockholder, director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding an interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

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